UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2008

NitroMed, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50439	22-3159793
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Hayden Avenue, Suite 3000 Lexington, Massachusetts	02421
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 266-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2008, James G. Ham, III, announced that he was resigning as Vice President, Chief Financial Officer, Treasurer and Secretary of NitroMed, Inc. (“NitroMed”), effective as of April 11, 2008.

On March 28, 2008, NitroMed’s Board of Directors (the “Board”) appointed Kenneth M. Bate, NitroMed’s President and Chief Executive Officer, to also serve as NitroMed’s interim Chief Financial Officer and principal financial officer.

Since January 2007, Mr. Bate, age 57, has served as NitroMed’s President and Chief Executive Officer and also as a director of NitroMed.  From March 2006 until January 2007, Mr. Bate served as NitroMed’s Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary.  From December 2002 to January 2005, Mr. Bate held the positions of Executive Vice President, Head of Commercial Operations and Chief Financial Officer at Millennium Pharmaceuticals, Inc., a life sciences company.  From 1998 to 2002, Mr. Bate served as Senior Managing Director and Chief Executive Officer of MPM Capital and also served as a partner and founder of JSB Partners.  Both MPM Capital and JSB Partners are firms that provide banking and advisory services to biopharmaceutical companies.  Mr. Bate serves as a director of Cubist Pharmaceuticals, Inc.  Mr. Bate also serves as a director of Aveo Pharmaceuticals, Inc., a privately held company.  Mr. Bate received his B.A. degree in chemistry from Williams College, and earned his M.B.A. from the Wharton School of the University of Pennsylvania.

On March 28, 2008, NitroMed’s Board appointed Kevin G. Sarney, NitroMed’s Controller, to also serve as principal accounting officer.

Since April 2007, Mr. Sarney, age 43, has served as NitroMed’s Controller.  From March 2005 to April 2007, Mr. Sarney held the positions of Accounting Manager and Director of Accounting at NitroMed.  From May 2000 until March 2005, Mr. Sarney served as Controller of Etex Corporation, a medical device biotechnology company.  Mr. Sarney received his B.S. degree in business from the University of Harford and earned his M.B.A. from Boston University.  Mr. Sarney also earned a graduate degree in professional accounting from Suffolk University.  Mr. Sarney is a certified public accountant.

Item 8.01   Other Events.

On March 28, 2008, NitroMed issued a press release announcing the resignation of James G. Ham, III, as NitroMed’s Vice President, Chief Financial Officer, Treasurer and Secretary and the appointment of Kenneth M. Bate as interim Chief Financial Officer.  The press release also announced that on March 27, 2008 NitroMed had received a letter from The NASDAQ Stock Market’s Listing Qualifications Department providing notification that the closing bid price of NitroMed’s common stock had been at $1.00 or greater for at least 10 consecutive business days and that accordingly NitroMed had regained compliance with The Nasdaq Stock Market Marketplace Rule 4450(a)(5).  The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by NitroMed, Inc. on March 28, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NITROMED, INC.

Date: March 28, 2008	By:	/s/ Kenneth M. Bate
Kenneth M. Bate
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by NitroMed, Inc. on March 28, 2008.